EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                               AND REORGANIZATION


                                  BY AND AMONG

                               DIAMOND ONE, INC.,

                          PUREDEPTH TECHNOLOGIES, INC.,

                                       AND

                                 PUREDEPTH, INC.





                                 March 16, 2006

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE 1 MERGER.............................................................2
----------------
      1.1   The Merger.......................................................2
      ---   ----------
      1.2   Effects of Merger................................................2
      ---   -----------------
      1.3   Effect on the Capital Stock of the Company and Merger Sub........3
      ---   ---------------------------------------------------------
      1.4   Rights of Holders of Company Capital Stock.......................4
      ---   ------------------------------------------
      1.5   Procedure for Surrender and Exchange of Certificates.............5
      ---   ----------------------------------------------------
      1.6   Dissenting Shares................................................7
      ---   -----------------
      1.7   Directors and Officers of Surviving Company......................7
      ---   -------------------------------------------
      1.8   Directors and Officers of Pubco..................................7
      ---   -------------------------------

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................8
-------------------------------------------------------
      2.1   Organization and Qualification...................................8
      ---   ------------------------------
      2.2   Authority Relative to this Agreement; Non-Contravention..........8
      ---   -------------------------------------------------------
      2.3   Capitalization...................................................9
      ---   --------------
      2.4   Litigation.......................................................9
      ---   ----------
      2.5   No Brokers or Finders............................................9
      ---   ---------------------
      2.6   Tax Matters......................................................9
      ---   -----------
      2.7   Compliance with Laws; Permits...................................11
      ---   -----------------------------
      2.8   Financial Statements............................................11
      ---   --------------------
      2.9   Books and Records...............................................11
      ---   -----------------
      2.10  Real Property...................................................11
      ----  -------------
      2.11  Insurance.......................................................12
      ----  ---------
      2.12  No Undisclosed Liabilities......................................12
      ----  --------------------------
      2.13  Absence of Certain Developments.................................12
      ----  -------------------------------
      2.14  Tax-Free Reorganization.........................................13
      ----  -----------------------
      2.15  Trade Names and Rights..........................................13
      ----  ----------------------
      2.16  Full Disclosure.................................................13
      ----  ---------------

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PUBCO AND MERGER SUB............13
----------------------------------------------------------------
      3.1   Organization and Qualification..................................13
      ---   ------------------------------
      3.2   Authority Relative to this Agreement; Non-Contravention.........14
      ---   -------------------------------------------------------
      3.3   Capitalization..................................................14
      ---   --------------
      3.4   Pubco SEC Filings...............................................15
      ---   -----------------
      3.5   Subsidiaries....................................................15
      ---   ------------
      3.6   Litigation......................................................16
      ---   ----------
      3.7   No Brokers or Finders...........................................16
      ---   ---------------------
      3.8   Tax Matters.....................................................16
      ---   -----------
      3.9   Contracts and Commitments.......................................17
      ---   -------------------------
      3.10  Affiliate Transactions..........................................17
      ----  ----------------------
      3.11  Compliance with Laws; Permits...................................18
      ----  -----------------------------
      3.12  Financial Statements............................................18
      ----  --------------------
      3.13  Books and Records...............................................18
      ----  -----------------
      3.14  Real Property...................................................18
      ----  -------------
      3.15  Insurance.......................................................19
      ----  ---------
      3.16  Absence of Undisclosed Liabilities..............................19
      ----  ----------------------------------
      3.17  Environmental Matters...........................................19
      ----  ---------------------
      3.18  Absence of Certain Developments.................................19
      ----  -------------------------------
      3.19  Employee Benefit Plans..........................................20
      ----  ----------------------
      3.20  Tax Free Reorganization.........................................21
      ----  -----------------------
      3.21  Intellectual Property...........................................21
      ----  ---------------------
      3.22  Validity of the Pubco Capital Stock.............................21
      ----  -----------------------------------
      3.23  Assets and Liabilities at Closing...............................21
      ----  ---------------------------------
      3.24  Full Disclosure.................................................21
      ----  ---------------

ARTICLE 4 CONDUCT OF BUSINESS PENDING THE MERGER............................22
------------------------------------------------
      4.1   Conduct of Business by Pubco....................................22
      ---   ----------------------------
      4.2   Conduct of Business by the Company..............................22
      ---   ----------------------------------

ARTICLE 5 ADDITIONAL COVENANTS AND AGREEMENTS...............................23
---------------------------------------------
      5.1   Governmental Filings............................................23
      ---   --------------------
      5.2   Expenses........................................................23
      ---   --------
      5.3   Due Diligence; Access to Information; Confidentiality...........23
      ---   -----------------------------------------------------
      5.4   Private Placement...............................................24
      ---   -----------------
      5.5   Company Stockholder Meetings....................................25
      ---   ----------------------------
      5.6   Tax Treatment...................................................25
      ---   -------------
      5.7   Press Releases..................................................25
      ---   --------------
      5.8   Securities Reports..............................................25
      ---   ------------------
      5.9   Merger Consideration; Securities Act Exemption..................25
      ---   ----------------------------------------------
      5.10  No Solicitation.................................................26
      ----  ---------------
      5.11  Failure to Fulfill Conditions...................................26
      ----  -----------------------------
      5.12  Resignations and Appointment of Directors and Officers..........26
      ----  ------------------------------------------------------
      5.13  Letter Agreement for Piggyback Registration.....................26
      ----  -------------------------------------------
      5.14  Preparation of Periodic and Current Reports.....................27
      ----  -------------------------------------------
      5.15  Creation of NCG.................................................27
      ----  ---------------
      5.16  Option Agreement................................................27
      ----  ----------------
      5.17  Notification of Certain Matters.................................27
      ----  -------------------------------
      5.18  Redemption of Outstanding Shares................................27
      ----  --------------------------------

ARTICLE 6 CONDITIONS........................................................28
--------------------
      6.1   Conditions to Obligations of Each Party.........................28
      ---   ---------------------------------------
      6.2   Additional Conditions to Obligations of Pubco and Merger Sub....29
      ---   ------------------------------------------------------------
      6.3   Additional Conditions to Obligations of the Company.............30
      ---   ---------------------------------------------------

ARTICLE 7 TERMINATION.......................................................31
---------------------
      7.1   Termination.....................................................31
      ---   -----------

ARTICLE 8 GENERAL PROVISIONS................................................32
----------------------------
      8.1   Notices.........................................................32
      ---   -------
      8.2   Knowledge Convention............................................33
      ---   --------------------
      8.3   No Survival.....................................................33
      ---   -----------
      8.4   Interpretation..................................................33
      ---   --------------
      8.5   Severability....................................................33
      ---   ------------
      8.6   Amendment.......................................................33
      ---   ---------
      8.7   Waiver..........................................................33
      ---   ------
      8.8   Entire and Binding Agreement....................................33
      ---   ----------------------------
      8.9   Counterparts; Delivery..........................................33
      ---   ----------------------
      8.10  Third-Party Beneficiaries.......................................34
      ----  -------------------------
      8.11  Governing Law...................................................34
      ----  -------------
      8.12  Arbitration.....................................................34
      ----  -----------

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION


      THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is entered into as of March 16, 2006, by and among PureDepth, Inc., a California corporation having its principal place of business at 303 Twin Dolphin Drive, 6th Floor, Redwood City, California 94065 (the "Company"), Diamond One, Inc., a Colorado corporation having its principal place of business at 9648 East Arapahoe Road, Greenwood Village, Colorado 80112 ("Pubco"), and PureDepth Technologies, Inc., a Delaware corporation that is wholly owned by Pubco and has its principal place of business at 9648 East Arapahoe Road, Greenwood Village, Colorado 80112 (the "Merger Sub").

                                  INTRODUCTION

A. The boards of directors of the Company, Pubco and Merger Sub have determined that it is in the best interests of such corporations and their respective stockholders to consummate a merger of the Company with and into Merger Sub, with Merger Sub remaining as the surviving corporation (the "Merger").

B. Pubco, as the sole stockholder of Merger Sub, has approved this Agreement, the Merger and the other transactions contemplated by this Agreement pursuant to action taken by unanimous written consent of its board of directors in accordance with the requirements of Colorado Revised Statutes, Chapter 7,
Article 101 et seq. (the "Colorado Act"), the certificate of incorporation and bylaws of Merger Sub, and the Delaware General Corporation Law (the "Delaware Act").

C. The parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan. Accordingly, the parties to this Agreement intend that the Merger qualify as a "reorganization," within the meaning of Code
Section 368(a), and that, with respect to the Merger, Pubco, Merger Sub and the Company will each be a "party to a reorganization," within the meaning of Code
Section 368(b).

D. Prior to the Merger, the Company will sell shares of its common stock ("Company Common Stock") in a private placement to accredited investors for the purposes of expanding the business of the Surviving Company (as defined below) after the Merger.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises hereby made a part of this Agreement, and the representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   Article 1
                                     Merger

1.1 The Merger. Subject to the satisfaction or waiver of the conditions set forth in Article 6, at the Effective Time (as defined in Section 1.2(d) below), the Company will merge with and into Merger Sub, and Merger Sub will be the surviving corporation to the Merger and remain a wholly owned subsidiary of Pubco. The term "Surviving Company" as used herein shall refer to Merger Sub as a wholly owned subsidiary of Pubco after the Merger. The Merger will be effected pursuant to the execution and filing of a certificate of merger, in substantially the form attached hereto as Exhibit A (the "Certificate of Merger"), in accordance with the provisions of, and with the effect provided in the Delaware Act and the California General Corporation Law (the "California Act"), together with any other filings or documentation required under applicable law to effectuate the Merger.

1.2   Effects of Merger.

(a) From and after the Effective Time and until further altered, amended or repealed in accordance with applicable law, (i) Merger Sub's certificate of incorporation as in effect immediately prior to the Effective Time shall be the Surviving Company's certificate of incorporation, and (ii) Merger Sub's bylaws as in effect immediately prior to the Effective Time shall be the Surviving Company's bylaws.

(b) From and after the Effective Time and until further altered or amended in accordance with applicable law, (i) all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of the Company and Merger Sub shall vest in the Surviving Company; (ii) all of the assets and property of the Company and Merger Sub of every kind,  nature  and  description  (real,  personal  and  mixed,  and both
      tangible  and  intangible)  and  every  interest  therein,   wheresoever
      located, including without limitation all debts or other obligations belonging or due to the Company or Merger Sub, all claims and all causes of action, shall be vested absolutely and unconditionally in the Surviving Company; and (iii) all debts and obligations of the Company and Merger Sub, all rights of creditors of the Company or Merger Sub and all liens or security interests encumbering any of the property of the Company or Merger Sub shall be vested in the Surviving Company and shall remain in full force and effect without modification or impairment and shall be enforceable against the Surviving Company and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Company in its own name and for its own behalf. Without limiting the generality of the foregoing, the Surviving Company specifically assumes all continuing obligations which the Company or Merger Sub would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving Company's certificate of incorporation, bylaws and pursuant to the Delaware Act, with respect to any and all claims arising out of actions taken or omitted by the Company's officers and directors prior to the Effective Time.

(c) Each of Pubco, the Company and Merger Sub shall use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the Delaware Act and California Act at the Effective Time. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either the Company or Merger Sub, the officers of Pubco, and the officers of Surviving Company on behalf of the Company and Merger Sub, shall take all such lawful and necessary action.

(d) Subject to the provisions of Article 6 and Article 7, the closing of the transactions contemplated hereby (the "Closing") shall take place at such location, on such date and at such time as the Company and Pubco mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article 6, but in no event later than five business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing date, to effect the Merger, the parties hereto will cause the Certificate of Merger to be filed with the Delaware Secretary of State and California Secretary of State in accordance with the Delaware Act and the California Act, respectively. The Merger shall be effective upon the filing of the Certificate of Merger or at such later date or time as is specified in the Certificate of Merger (the "Effective Time"). The parties agree that, in the event the Closing occurs on or prior to March 31, 2006, the Certificate of Merger and such other filings made with state authorities that determine the Effective Time shall specify that the Effective Time shall be 5:00 p.m. (CST) on March 31, 2006.

1.3 Effect on the Capital Stock of the Company and Merger Sub. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including subscribed rights to purchase Company Common Stock that are accepted in the Private Placement, as defined in Section 5.4), other than shares to be extinguished pursuant to Section 1.3(c) and Dissenting Shares (as defined in Section 1.6), shall convert into and be exchanged for fully paid and non-assessable shares of Series A Preferred Stock of Pubco (the "Pubco Preferred Stock") such that Pubco shall issue to each holder of Company Common Stock (including subscribers for Company Common Stock that are accepted in the Private Placement), other than holders of shares extinguished pursuant to Section 1.3(c) and Dissenting Shares, that number of shares of Pubco Preferred Stock (including all fractional shares thereof) equal to the product of the number of shares of Company Common Stock held by such stockholder (or, as applicable, the number of shares of Company Common Stock to which a subscriber is entitled) multiplied by .01.

(b) All securities convertible into or exchangeable for shares of Company Common Stock (including without limitation options and warrants to purchase shares of Company Common Stock; and including all such rights as are subscribed in the Private Placement) outstanding immediately prior to the Effective Time (the "Company Convertible Securities") shall convert into and be exchanged for securities convertible into or exchangeable for that number of shares of common stock of Pubco ("Pubco Common Stock") on a 2.29021-for-1 basis (the "Convertible Securities Ratio"). All such securities of Pubco that are convertible into or exchangeable for Pubco Common Stock and issued to holders of Company
      Convertible Securities in the Merger are hereinafter referred to as "Pubco Convertible Securities." All Company Convertible Securities that are subject to that certain Second Amended and Restated Executive Share Option Plan No. 3 (as the same will be amended and restated prior to Closing, the "Option Plan") shall become Pubco Convertible Securities that are subject to the same stock option plan, which Pubco shall assume pursuant hereto by virtue of the Merger. The exercise price per share of common stock of Pubco under each such Pubco Convertible Security received by former holders of Company Convertible Securities will be equal to the quotient obtained by dividing the purchase price per share of Company Common Stock under each outstanding Company Convertible Security by the Convertible Securities Ratio. The Pubco Convertible Securities and the Pubco Preferred Stock issued upon the Merger pursuant to paragraph (a) above and this paragraph (b) are collectively referred to herein as the "Merger Consideration."

(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by Merger Sub or Pubco, if any, shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(d) The rights, preferences and privileges of Pubco Preferred Stock shall be governed by the terms and conditions of a Certificate of Designation in the form attached hereto as Exhibit B.

(e) Notwithstanding paragraphs (a) and (b) above, in the event that Pubco shall have failed to comply with the covenant contained in Section 5.18 prior to Closing, the exchange ratios contained in such paragraphs (.01 in paragraph (a) above; and the Convertible Securities Ratio in paragraph (b) above) shall be deemed equitably adjusted without further action of the parties so that the Merger Consideration received by former holders of Company securities shall constitute, immediately after the Effective Time, the same percentage of issued and outstanding securities of Pubco as would have been received by such former holders of Company securities had Pubco so complied with the covenant contained in Section 5.18.

1.4   Rights of Holders of Company Capital Stock.
      ------------------------------------------

(a) From and after the Effective Time and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Time represented shares of Company Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to
      Section 1.3(c) above) shall be deemed, for all purposes, to evidence ownership of and to represent the number of shares of Pubco Preferred

      Stock (including fractions thereof) into which such shares of Company Common Stock shall have been converted pursuant to Section 1.3(a). Accordingly, the record holder of each outstanding share of Company Common Stock shall, from and after the Effective Time, be entitled to vote the shares of Pubco Preferred Stock into which such shares of Company Common Stock shall have been converted on any matters with respect to which the holders of record of Pubco capital stock with voting rights shall be entitled to vote as of any record date after the Effective Time. In any matters relating to the conversion of Company Common Stock (or Company Convertible Securities) into securities of Pubco pursuant to this Agreement, Pubco may rely conclusively upon the record of securities holders maintained by the Company (or its agents) containing the names and addresses of the holders of record of such Company securities at the Effective Time.

(b) As of the Effective Time, Pubco shall have reserved a sufficient number of authorized but unissued shares of Pubco Preferred Stock and Pubco Common Stock for issuance as Merger Consideration pursuant to Sections 1.3(a) and 1.3(b). From and after the Effective Time, and after the stockholders of Pubco shall have approved an increase in the number of shares of capital stock authorized for issuance under its certificate of incorporation, Pubco shall reserve a sufficient number of authorized but unissued shares of Pubco Common Stock into which all of the Pubco Preferred Stock issued upon the Merger shall be convertible.

1.5   Procedure for Surrender and Exchange of Certificates.
      ----------------------------------------------------

(a) Pubco or its agent(s) shall act as exchange agent in the Merger. As soon as practicable after the Effective Time, Pubco will mail or cause to be mailed, to each former holder of Company Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to
      Section 1.3(c) above) as recorded on the Company's books and records immediately prior to the Merger, a letter of transmittal in customary form and containing instructions for use in effecting the surrender of certificates representing Company Common Stock, and instruments that are or that represent Company Convertible Securities (collectively referred to as "Company Certificates") in exchange for certificates and instruments that are or that represent Pubco Convertible Securities (collectively referred to as "Pubco Certificates") representing the Merger Consideration; provided, however, that Pubco shall not be obligated to issue Pubco Certificates with respect to any Pubco
      Preferred  Stock  so long as  Pubco  complies  with  the  provisions  of
      Section 7-106-207 of the Colorado Act respecting uncertificated shares of capital stock.

(b) Upon surrender of a Company Certificate to Pubco for exchange (except as otherwise contemplated by (i) the last sentence of Section 1.4(a) and (ii) the ultimate proviso in paragraph (a) above), together with a duly executed letter of transmittal and/or such other documents as Pubco may reasonably require to effect transfer of title to Company Certificates, each former holder of Company securities shall be entitled to receive Pubco Certificates representing the appropriate number of Pubco securities into which Company securities shall have been converted under Sections 1.3(a) and 1.3(b).

(c) In any matters relating to Company Certificates, Pubco may rely conclusively upon the record of securities holders maintained by the Company containing the names and addresses of the holders of record of such securities of the Company at the Effective Time. Pubco shall not be obligated to deliver Pubco Certificates representing the Merger Consideration to which any former holder of Company securities is entitled until such holder surrenders the appropriate Company Certificates. Nevertheless, the parties acknowledge that purchasers of Company Common Stock in the Private Placement (as defined in Section 5.4) may not have certificates issued for such Company Common Stock and in such case shall not, therefore, be required to surrender any Company Certificates relating thereto prior to receiving Pubco Certificates in the event Pubco determines to issue certificates representing Pubco Preferred Stock. Furthermore, in the event any Company Certificate shall have been lost, stolen or destroyed, Pubco shall, subject to the other terms and conditions of this Agreement, issue in exchange for such lost, stolen or destroyed Company Certificate upon the making of an affidavit of that fact by the holder thereof, appropriate Pubco Certificates. Upon surrender, each Company Certificate shall be cancelled.

(d) If there is a transfer of ownership of Company Common Stock (or other Company securities) which is not registered in the Company's transfer records, a Pubco Certificate representing the proper number of shares of Pubco Preferred Stock (or Pubco Convertible Securities, as applicable) may be issued to a Person other than the Person in whose name the Company Certificate so surrendered is registered if: (i) upon presentation to the corporate secretary of Pubco, such certificate shall have been properly endorsed or otherwise be in proper form for transfer, (ii) the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Pubco Preferred Stock to a Person other than the registered holder of such certificate or establish to the reasonable satisfaction of Pubco that such tax has been paid or is not applicable, and (iii) the issuance of such Pubco Preferred Stock (or Pubco Convertible Securities) shall not, in the sole discretion of Pubco, violate the requirements of applicable securities laws and regulations with respect to the private placement of Pubco Preferred Stock that will result from the Merger. For all purposes of this Agreement, the term "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

(e) Shares of Pubco Preferred Stock and Pubco Convertible Securities issued in the Merger will not be transferable except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) upon receipt by Pubco of a written opinion of counsel reasonably satisfactory to Pubco to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends shall be placed on all Pubco Certificates representing Pubco Preferred Stock and Pubco Convertible Securities issued in the Merger, in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS.

            NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND

            REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES LAWS OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS.

            Except as otherwise provided by applicable law, the failure of Pubco Certificates to contain a legend in substantially the form set forth above shall not affect the enforceability of restrictions set forth in this
      Section 1.5.

1.6 Dissenting Shares. Shares of capital stock of the Company held by stockholders who are entitled to exercise dissenters' rights under California Act, Section 1300 et seq., and have properly demanded the fair market value of their shares of Company Common Stock in accordance with the California Act ("Dissenting Shares") shall not be converted into or represent a right to receive shares of Pubco Preferred Stock pursuant to Section 1.3(a), but the holders thereof shall be entitled only to such rights as are granted by the applicable sections of the California Act. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the California Act shall receive such payment from the Surviving Company in accordance with the California Act; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn or failed to preserve such holder's dissenters' rights, such holder shall forfeit the right to receive fair market value for such Dissenting Shares and each such Dissenting Share shall thereupon be deemed to have been cancelled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from Pubco of shares of Pubco Preferred Stock as provided in Section 1.3(a).

1.7 Directors and Officers of Surviving Company. Immediately after the Effective Time, the directors and officers of the Surviving Company shall be, respectively, the persons who were directors and officers of the Company immediately prior to the Effective Time, all of whom will be appointed to such positions by Merger Sub's board of directors upon the Effective Time. Such directors and officers of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the Surviving Company's certificate of incorporation and bylaws and applicable law. If, at or after the Effective Time, a vacancy shall exist on the board of directors or in any of the offices of the Surviving Company, such vacancy shall be filled in the manner provided in the Surviving Company's certificate of incorporation and bylaws and applicable law.

1.8 Directors and Officers of Pubco. Immediately after the Effective Time, Pubco's board of directors will consist of David Hancock, Fred Angelopoulos and Kristin Bowman, all of whom will be appointed as directors by Pubco's board of directors upon the Effective Time.

                                   Article 2
                Representations and Warranties of the Company

      The Company hereby represents and warrants to Pubco and Merger Sub as follows:

2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power to carry on its business as now conducted. The Company is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company or the Surviving Company given the Company's current business operations. For all purposes of this Agreement, the term "Material Adverse Effect" shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

2.2 Authority Relative to this Agreement; Non-Contravention. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's board of directors and, except for approval of this Agreement and the Merger by the requisite vote of the Company's stockholders (the "Required Company Stockholder Vote"), no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming it is a valid and binding obligation of Pubco and Merger Sub, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 2.2, the Company is not subject to, or obligated under, any provision of (a) its certificate of incorporation or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company or the Surviving Company. Except for (i) approvals under applicable blue sky laws, (ii) the filing of the Certificate of Merger with the appropriate state authorities, and (iii) such filings, authorizations or approvals as may be set forth in Schedule 2.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Company or adversely affect the consummation of the transactions contemplated hereby.

2.3   Capitalization.

(a) The authorized, issued and outstanding shares of capital stock of the Company, and Company Convertible Securities, as of the date hereof are correctly set forth on Schedule 2.3(a). The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive rights and, to the Company's Knowledge (as defined in Section 8.2 below), are free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind except as may be described on
      Schedule 2.3(a). Other than as described on Schedule 2.3(a), the Company has no other equity securities or securities containing any equity features (including Company Convertible Securities) authorized, issued or outstanding. Except as set forth in Schedule 2.3(a) hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by the Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind. Except as set forth on Schedule 2.3(a), there are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

(b) The Company does not own, and is not party to any contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other entity. To the Company's Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of the Company.

2.4 Litigation. Except as set forth on Schedule 2.4, there are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of the Company, threatened against the Company, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

2.5 No Brokers or Finders. Except as disclosed on Schedule 2.5, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the Merger based on any arrangement, understanding, commitment or agreement made by or on behalf of the Company.

2.6   Tax Matters.

(a) To the Company's Knowledge (i) the Company has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents ("Company Returns"), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) all such Company Returns are complete and accurate in all material respects;
      (iii) the Company has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) the Company has established on the Company Latest Balance Sheet (as defined in Section
      2.12 below), in accordance with New Zealand generally accepted accounting principles as in effect from time to time ("NZGAAP"), reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) the Company has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties, including without limitation employees, and the payment thereof (including without limitation withholding of Taxes under Code Sections 1441 and 1442, or similar provisions under any foreign laws).

(b) For all purposes of this Agreement, the terms "Tax" and "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license,  payroll,  employment,  excise,  severance,  stamp, occupation, premium,  property  or  windfall  profits  taxes,  environmental  taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security,
      unemployment,  disability,  workers'  compensation,   employment-related
      insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

(c) There are no liens for Taxes upon any assets of the Company, except liens for Taxes not yet due.

(d) No deficiency for any Taxes has been proposed, asserted or assessed against the Company that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in Schedule 2.6, no waiver, extension or comparable consent given by the Company regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 2.6, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Company Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Company Returns. The Company does not expect the assessment of any additional Taxes of the Company for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company which would exceed the estimated reserves established on its books and records.

(e) At the Closing, the Company will not be liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes. The Company has not filed or been included in a combined, consolidated or unitary Tax return (or the substantial equivalent thereof) of any person.

(f) Except as set forth on Schedule 2.6, the Company has not requested any extension of time within which to file any Company Return, which return has not since been filed.

2.7   Compliance with Laws; Permits.

(a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Company, the Company and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including but not limited to federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against the Company, and the Company has not received any notice, alleging a violation of any such laws, regulations or other requirements. The Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Pubco after it acquires the Company's properties, assets and business.

(b) The Company has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including without limitation federal and state agencies regulating occupational health and safety) necessary to conduct its business and operate its properties (collectively, the "Company Permits"). A true, correct and complete list of all the Company Permits is set forth in
      Schedule 2.7 hereto. The Company has conducted its business in compliance with all material terms and conditions of the Company Permits, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Company.

2.8 Financial Statements. Pubco acknowledges receipt of the balance sheets of the Company as of January 31, 2006, along with the related statements of income, changes in stockholders' equity, and cash flows of the Company for the period then ended (the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with NZGAAP consistently applied with past practice and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders' equity, and cash flows of the Company as of the date of and for the period referred to in the Company Financial Statements.

2.9 Books and Records. The books of account, minute books, stock record books, and other records of the Company, have been made available to Pubco, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Company.

2.10 Real Property. The Company does not own any real property. Schedule 2.10 contains an accurate list of all leaseholds and other interests of the Company in any real property. The Company has good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in the Company's business.

2.11 Insurance. Schedule 2.11 contains a description of all insurance policies of the Company concerning its business and properties. All these policies are in the respective principal amounts set forth in Schedule 2.11 and are in full force and effect.

2.12 No Undisclosed Liabilities. Except as reflected in the balance sheet of the Company at January 31, 2006 (the "Latest Company Balance Sheet"), the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen after the date of the Latest Company Balance Sheet in the ordinary course of business, none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit, or (ii) as otherwise set forth in Schedule 2.12.

2.13 Absence of Certain Developments. Except as set forth in Schedule 2.13 or as disclosed in the Company Financial Statements or as otherwise contemplated by this Agreement, since the Latest Company Balance Sheet, the Company has conducted its business only in the ordinary course consistent with past practice and there has not occurred (a) any event having a Material Adverse Effect on the Company or likely to have a Material Adverse Effect on the Surviving Company,
(b) any event that would reasonably be expected to prevent or materially delay the performance of the Company's obligations pursuant to this Agreement, (c) any material change by the Company in its accounting methods, principles or practices, (d) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of the Company or any redemption, purchase or other acquisition of any of the Company's securities,
(e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of the Company, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of the Company, (f) other than (1) issuances of options pursuant to duly adopted option plans and (2) issuances of stock and warrants in connection with the Private Placement, any issuance, grant or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by the Company, (g) any amendment to the Company's certificate of incorporation or bylaws, other than any such amendment undertaken for the purpose of increasing the number of authorized shares of capital stock, (h) other than in the ordinary course of business consistent with past practice, any (1) purchase, sale, assignment or transfer of any material assets by the Company, (2) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, of the Company, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Surviving Company, or (3) cancellation, compromise, release or waiver by the Company of any rights of material value or any material debts or claims, (i) any incurrence by the Company of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (j) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company, (k) entry into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (l) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which the Company is a party or by which it is bound (other than the amendment and restatement of the Option Plan), (m) entry by the Company into any loan or other transaction with any officers, directors or employees of the Company, (n) entry by the Company into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (o) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (o).

2.14 Tax-Free Reorganization. Neither the Company nor, to the Company's Knowledge, any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Code Section 368(a). For all purposes of this Agreement, the term "Affiliate" shall have the meaning as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as such regulation is in effect on the date hereof.

2.15 Trade Names and Rights. Schedule 2.15 lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by the Company. Except as set forth on Schedule 2.15, no Person other than the Company owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or currently contemplated in connection with the operation of the Company's business.

2.16 Full Disclosure. The representations and warranties of the Company contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which the Company has Knowledge that has not been disclosed to Pubco pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Company or materially adversely affect the ability of the Company to consummate in a timely manner the transactions contemplated hereby.

                                   Article 3
            Representations and Warranties of Pubco and Merger Sub

      Pubco and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

3.1 Organization and Qualification. Pubco and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the States of Colorado and Delaware, respectively; and each has the requisite corporate power to carry on their respective businesses as now conducted. Each of the Pubco Subsidiaries (as defined in Section 3.5 below) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The copies of the certificate of incorporation and bylaws of Pubco and Merger Sub which have been made available to the Company on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. Each of Pubco and the Pubco Subsidiaries is licensed or qualified to do business in every jurisdiction which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pubco.

3.2 Authority Relative to this Agreement; Non-Contravention. Each of Pubco and Merger Sub has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. The execution and delivery of this Agreement by Pubco and Merger Sub, and the consummation by Pubco and Merger Sub of the transactions contemplated hereby have been duly authorized by the boards of directors of Pubco and Merger Sub. Except for approval of the Merger by Pubco (as the sole stockholder of Merger Sub) in accordance with the Colorado Act and the Delaware Act and the certificate of incorporation and bylaws of Merger Sub, no other corporate proceedings on the part of Pubco or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or will otherwise be sought by Pubco. This Agreement has been duly executed and delivered by Pubco and Merger Sub and, assuming it is a valid and binding obligation of the Company, constitutes a valid and binding obligation of Pubco and Merger Sub enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in
Schedule 3.2, neither Pubco nor any of the Pubco Subsidiaries is subject to, nor obligated under, any provision of (a) its articles or certificate of incorporation or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Pubco or any Pubco Subsidiaries. Except for (i) approvals under applicable blue sky laws, (ii) the filing of the Certificate of Merger with the appropriate state authorities, and (iii) such filings, authorizations or approvals as may be set forth in Schedule 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Pubco or any Pubco Subsidiary for the consummation by Pubco or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Pubco or Merger Sub.

3.3   Capitalization.

(a) The authorized capital stock of Pubco consists of 60 million shares of common stock and 10 million shares of preferred stock. The number and type of issued and outstanding shares of capital stock of Pubco, and all securities convertible into or exchangeable for capital stock of Pubco, as of the date hereof are correctly set forth on Schedule

      3.3(a); provided, however, that the number of outstanding shares of capital stock of Pubco at Closing will be 6,255,400 shares of Pubco Common Stock. The issued and outstanding shares of capital stock of
      Pubco are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive rights. Other than as described on Schedule 3.3(a), Pubco has no other equity securities or securities containing any equity features (including Pubco Convertible Securities) authorized, issued or outstanding. Except as set forth in Schedule 3.3(a), there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Pubco and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Pubco any shares of capital stock or other securities of Pubco of any kind. Except as set forth on Schedule 3.3(a), there are no agreements or other obligations (contingent or otherwise) which may require Pubco to repurchase or otherwise acquire any shares of its capital stock.

(b) To Pubco's Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Pubco, other than as set forth on Schedule 3.3(b).
(c) The authorized capital of Merger Sub consists of 3,000 shares of common stock, par value $.01 per share, one share of which is issued and outstanding. As of the date hereof, all such issued and outstanding shares of Merger Sub common stock are held of record by Pubco. The issued and outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive rights. There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Merger Sub to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock.

3.4 Pubco SEC Filings. As of their respective dates, or as subsequently amended prior to the date hereof, each and every document that Pubco has filed with the United States Securities and Exchange Commission (the "SEC") (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Except as set forth on Schedule 3.4, since January 1, 2003, Pubco has filed in a timely manner all reports that it was required to file with the SEC pursuant to Section 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The financial statements (including footnotes thereto) included in or incorporated by reference into Pubco's public filings with the SEC (i.e., annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, and registration statements filed under the Securities Act) were prepared in accordance with United States general accepted accounting principles ("USGAAP") applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present, in all material respects, the financial condition of Pubco as of the dates thereof and results of operations for the periods referred to therein.

3.5 Subsidiaries. Schedule 3.5 correctly sets forth the name and jurisdiction of incorporation of each subsidiary of Pubco (each a "Pubco Subsidiary" and collectively, the "Pubco Subsidiaries"). Except as disclosed on Schedule 3.5, all of the issued and outstanding shares of capital stock of each Pubco Subsidiary are owned directly by Pubco free and clear of any option, lien, pledge, security interest, encumbrance or charge of any kind. All of the outstanding shares of capital stock of each Pubco Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth in Schedule 3.5, Pubco does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

3.6 Litigation. Except as set forth in Schedule 3.6, as of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Pubco, threatened against Pubco, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.7 No Brokers or Finders. Except as disclosed on Schedule 3.7, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the Merger based on any arrangement, understanding, commitment or agreement made by or on behalf of Pubco.

3.8   Tax Matters.

(a) (i) Pubco and each Pubco Subsidiary has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (the "Pubco Returns"), required to be
                                             --------------
      filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) all such Pubco Returns are complete and accurate in all material respects; (iii) Pubco and each Pubco Subsidiary has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Pubco has established on the Pubco Latest Balance Sheet (as defined in Section 3.16 below), in accordance with USGAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) Pubco and each Pubco Subsidiary has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties, including without limitation employees, and the payment thereof (including, without limitation, withholding of Taxes under Code Sections 1441 and 1442, or similar provisions under any foreign laws).

(b) There are no liens for Taxes upon any assets of Pubco or any Pubco Subsidiary, except liens for Taxes not yet due.

(c) No deficiency for any Taxes has been proposed, asserted or assessed against Pubco or any Pubco Subsidiary that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in Schedule 3.8, no waiver, extension or comparable consent given by Pubco or any Pubco Subsidiary regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 3.8, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Pubco Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Pubco or any Pubco Subsidiary by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of Pubco, is any such Tax audit or other proceeding threatened with regard to any Taxes or Pubco Returns. Pubco does not expect the assessment of any additional Taxes of Pubco or any Pubco Subsidiary for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of Pubco or any Pubco Subsidiary which would exceed the estimated reserves established on its books and records.

(d) Except as set forth on Schedule 3.8, neither Pubco nor any Pubco Subsidiary has requested any extension of time within which to file any Pubco Return, which return has not since been filed.

3.9   Contracts and Commitments.

(a) Schedule 3.9 lists all material agreements, whether oral or written, to which Pubco or any Pubco Subsidiary is a party, which are currently in effect, and which relate to the operation of Pubco's business or where applicable, the business of any Pubco Subsidiary.

(b) Pubco and each Merger Subsidiary has performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in Schedule 3.9 and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; Pubco and each Pubco Subsidiary, where applicable, have no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and Pubco has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

3.10 Affiliate Transactions. Except as set forth in Schedule 3.10, and other than pursuant to this Agreement, no officer, director or employee of Pubco, any Pubco Subsidiary or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "Pubco Insiders"), has any agreement with Pubco or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Pubco (other than ownership of capital stock of Pubco). Pubco is not indebted to any Pubco Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Pubco Insider is indebted to Pubco) except for cash advances for ordinary business expenses). None of the Pubco Insiders has any direct or indirect interest in any competitor, supplier or customer of Pubco or in any person, firm or entity from whom or to whom Pubco leases any property, or in any other person, firm or entity with whom Pubco transacts business of any nature. For purposes of this Section 3.10, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents and children of such officer, director or employee.

3.11  Compliance with Laws; Permits.

(a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Pubco, Pubco each Pubco Subsidiary and their respective officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including but not limited to federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against Pubco, and Pubco has not received any notice, alleging a violation of any such laws, regulations or other requirements. Pubco is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to the Company after it acquires Pubco's properties, assets and business.

(b) Each of Pubco and the Pubco Subsidiaries has, in full force and effect, all licenses, permits and certificates from federal, state, local and foreign authorities (including without limitation federal and state agencies regulating occupational health and safety) necessary to permit it to conduct its business and own and operate its properties (collectively, the "Pubco Permits"). Each of Pubco and the Pubco
                            --------------
      Subsidiaries has conducted its business in compliance with terms and conditions of the Pubco Permits.

3.12 Financial Statements. The Company (i) has received from Pubco the audited financial statements of Pubco for the year ended January 31, 2005, and (ii) shall have received prior to the Closing the audited financial statements of Pubco for the period ended January 31, 2006, along with the related audited statements of income, changes in stockholders' equity, and cash flows of the Company for the period then ended (the "Pubco Financial Statements"). The Pubco Financial Statements have been prepared in accordance with USGAAP consistently applied with past practice (except that the unaudited financial statements may not contain all notes and may not contain prior period comparative data) and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders' equity, and cash flows of Pubco as of the date of and for the period referred to in the Pubco Financial Statements.

3.13 Books and Records. The books of account, minute books, stock record books, and other records of Pubco, all of which have been made available to the Company, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Pubco. At the Closing, all of Pubco's records will be in the possession of Pubco. After the Effective Time, Pubco and its agents shall be obligated to deliver Pubco's records to the office or offices designated by Pubco's reconstituted board of directors or Chief Executive Officer.

3.14 Real Property. Neither Pubco nor any Pubco Subsidiary owns any real property. Schedule 3.14 contains an accurate list of all leaseholds and other interests of Pubco any each Pubco Subsidiary in any real property. Pubco and such Pubco Subsidiaries have good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in Pubco's business.

3.15 Insurance. The insurance policies owned and maintained by Pubco that are material to Pubco are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Pubco is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and Pubco has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

3.16 Absence of Undisclosed Liabilities. Except as reflected in the unaudited balance sheet of Pubco at October 31, 2005 included in Pubco's quarterly report on Form 10-QSB for such period (the "Latest Pubco Balance Sheet"), Pubco has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen after the date of the Latest Pubco Balance Sheet in the ordinary course of business, none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit, or (ii) as otherwise set forth in Schedule 3.16 attached hereto.

3.17 Environmental Matters. None of the operations of Pubco or any Pubco Subsidiary involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

3.18 Absence of Certain Developments. Except as set forth in Schedule 3.18 or as disclosed in the Pubco's filings with the SEC or as otherwise contemplated by this Agreement, since the Latest Pubco Balance Sheet, Pubco and each Pubco Subsidiary have conducted their business only in the ordinary course consistent with past practice and there has not occurred (a) any event having a Material Adverse Effect on Pubco or any Pubco Subsidiary, (b) any event that would reasonably be expected to prevent or materially delay the performance of Pubco's obligations pursuant to this Agreement, (c) any material change by Pubco or any Pubco Subsidiary in its accounting methods, principles or practices, (d) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Pubco or any Pubco Subsidiary or any redemption, purchase or other acquisition of any of Pubco's or any of Pubco Subsidiary's securities, (e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of Pubco or any Pubco Subsidiary, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Pubco or any Pubco subsidiary, (f) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Pubco or any Pubco Subsidiary, (g) any amendment to the certificate of incorporation or bylaws of Pubco or any Pubco Subsidiary, (h) other than in the ordinary course of business consistent with past practice, any
(1) capital expenditures by Pubco or any Pubco Subsidiary, (2) purchase, sale, assignment or transfer of any material assets by Pubco or any Pubco Subsidiary (other than the transfer of assets by Pubco to Numismatic Capital Group, LLC, as contemplated by Sections 3.23 and 5.15), (3) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Pubco or any Pubco Subsidiary, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Pubco, or (4) cancellation, compromise, release or waiver by Pubco or any Pubco Subsidiary of any rights of material value or any material debts or claims, (i) any incurrence by Pubco or any Pubco Subsidiary of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (j) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Pubco, (k) entry by Pubco or any Pubco Subsidiary into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (l) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Pubco or any Pubco Subsidiary is a party or by which any of them is bound, (m) entry by Pubco or any Pubco Subsidiary into any loan or other transaction with any officers, directors or employees of Pubco or any Pubco Subsidiary, (n) any charitable or other capital contribution by Pubco or any Pubco Subsidiary or pledge therefore, (o) entry by Pubco or any Pubco Subsidiary into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (p) any negotiation or agreement by the Pubco or any Pubco Subsidiary to do any of the things described in the preceding clauses (a) through (p).

3.19  Employee Benefit Plans.

(a) Schedule 3.19(a) lists all material (i) "employee benefit plans," within the meaning of ERISA Section 3(3), of Pubco, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Pubco, in the case of a plan described in (i) or (ii) above, that is currently maintained by Pubco or with respect to which Pubco has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the "Pubco Plans"). Pubco has heretofore
                                        ------------
      delivered to the Company true and complete copies of the Pubco Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

(b) No Pubco Plan is (1) a "multiemployer plan" within the meaning of ERISA Sections 3(37) or 4001(a)(3), (2) a "multiple employer plan" within the meaning of ERISA Section 3(40) or Code Section 413(c), or (3) is subject to ERISA Title IV or Code Section 412.

(c) Except as set forth in Schedule 3.19(c), there is no proceeding pending or, to Pubco's Knowledge, threatened against the assets of any Pubco Plan or, with respect to any Pubco Plan, against Pubco other than proceedings that would not reasonably be expected to result in a material liability, and to Pubco's Knowledge there is no proceeding pending or threatened in writing against any fiduciary of any Pubco Plan other than proceedings that would not reasonably be expected to result in a material liability.

(d) Each of the Pubco Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

(e) Each of the Pubco Plans that is intended to be "qualified" within the meaning of Code Section 401(a) has received a favorable determination, notification, or opinion letter from the Internal Revenue Service.

(f) Except as set forth in Schedule 3.19(f), no director, officer, or employee of Pubco will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Pubco Plan solely as a result of consummation of the transactions contemplated by this Agreement.

3.20 Tax Free Reorganization. Neither Pubco nor, to Pubco's Knowledge, any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Code Section 368(a).

3.21 Intellectual Property. Set forth on Schedule 3.21 is a complete and accurate list of all Intellectual Property owned or licensed by Pubco, and accurately identifies all Persons from which or to which Pubco licenses all such listed Intellectual Property. For all purposes of this Agreement, the term "Intellectual Property" means: (a) patents (including any registrations, continuations, continuations in part, renewals and any applications for any of the foregoing); (b) registered and unregistered copyrights and copyright applications; (c) registered and unregistered trademarks, service marks, trade names, slogans, logos, designs and general intangibles of the like nature, together with all registrations and applications therefor; and (d) trade secrets, confidential or proprietary technical information, know-how, designs, processes, research in progress, inventions and invention disclosures (whether patentable or unpatentable).

3.22 Validity of the Pubco Capital Stock. The shares of Pubco Preferred Stock to be issued to holders of Company Common Stock pursuant to this Agreement (including upon any exercise of Pubco Convertible Securities) will be, when issued, duly authorized, validly issued, fully paid and non-assessable. Similarly, the shares of Pubco Common Stock to be issued upon conversion of Pubco Preferred Stock issued as Merger Consideration under this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

3.23 Assets and Liabilities at Closing. As of the Closing, Pubco has effected the transaction contemplated under Section 5.15 and has no assets or liabilities of its own on an unconsolidated basis other than a 100% membership interest in Numismatic Capital Group, LLC ("NCG"), a Colorado limited liability company.

3.24 Full Disclosure. The representations and warranties of Pubco and Merger Sub contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Pubco or Merger Sub has Knowledge that has not been disclosed to the Company pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Pubco or Merger Sub, or materially adversely affect the ability of Pubco or Merger Sub to consummate in a timely manner the transactions contemplated hereby.

                                   Article 4
                     Conduct of Business Pending the Merger

4.1 Conduct of Business by Pubco. From the date of this Agreement through the Effective Time, unless the Company shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreements, Pubco shall not, directly or indirectly, (a) amend its certificate of incorporation or bylaws, except in any manner required to file to the Certificate of Designation, (b) split, combine or reclassify any outstanding shares of capital stock of Pubco, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Pubco, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Pubco's entry into this Agreement for which consents, waivers or modifications are required to be obtained as set forth on Schedule 3.2, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Pubco's past custom and practice, except as set forth on Schedule 4.1, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

4.2 Conduct of Business by the Company. From the date of this Agreement through the Effective Time, unless Pubco shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 4.2, the Company shall not, directly or indirectly, (a) amend its certificate of incorporation or bylaws,
(b) split, combine or reclassify any outstanding shares of capital stock of the Company, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of the Company, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of the Company's entry into this Agreement for which consents, waivers or modifications are required to be obtained as set forth on Schedule 2.2, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company's past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except issuances or sales made in connection with the Private Placement or in connection with exercise or conversion of the Company securities outstanding on the date of this Agreement, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

                                   Article 5
                       Additional Covenants and Agreements

5.1 Governmental Filings. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable law, including but not limited to the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with a meaningful opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

5.2 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by each party in connection with this Agreement and the transactions contemplated hereby shall be borne solely by such party.

5.3   Due Diligence; Access to Information; Confidentiality.
      -----------------------------------------------------

(a) Between the date hereof and the Effective Time, the Company and Pubco shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due-diligence investigation of the other party as described herein. Each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including without limitation all books of account (including without limitation the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including without limitation abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities-transfer records and stockholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided further, that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

(b) Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Pubco nor the Company nor any of their officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

     (i) is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

     (ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

     (iii) is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

      This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

5.4 Private Placement. Prior to the Merger, the Company may undertake efforts to engage in a private placement of Company Common Stock (including together with warrants to purchase additional shares of Company Common Stock) (any such transaction or series of related transactions is the "Private Placement"). The Company shall be entitled to grant registration rights to investors in the Private Placement such that, following the Merger, Pubco may be obligated to file a registration statement with respect to the resale of Pubco Common Stock issuable upon conversion of the Pubco Preferred Stock (and upon conversion or exercise of any Pubco Convertible Securities) received in the Merger by investors in the Private Placement. In connection with the Private Placement, the Company may prepare an appropriate offering memorandum (such offering memorandum, together with any and all amendments or supplements thereto, being herein referred to as the "Offering Memorandum"), and Pubco agrees to cooperate in the preparation or supplementation thereof, as and when reasonably so requested by the Company. Any information provided by Pubco to the Company in connection with such cooperation must be true and correct in all material respects and must not omit any material fact necessary to make that information not misleading. Pubco agrees promptly to advise the Company if at any time prior to the completion of the Private Placement any information provided by Pubco and appearing in the Offering Memorandum becomes incorrect or incomplete in any material respect, and to provide the Company the information needed to correct such inaccuracy or omission. The Company shall conduct the Private Placement in compliance with all applicable federal and state securities laws, rules and regulations. The success of the Private Placement is not a condition to the Closing of the Merger.

5.5 Company Stockholder Meetings. As promptly as practicable after the date hereof, the Company shall, in accordance with the applicable provisions of the California Act and its certificate of incorporation and bylaws, duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon this Agreement and the Merger, or, obtain written consents in lieu thereof in accordance with the California Act from Company stockholders that hold not less than the minimum number of votes that would be necessary to take action and authorize this Agreement and the Merger (in any case and regardless of whether pursued through a meeting or written consent in lieu thereof, the "Company Stockholder Meeting").

5.6 Tax Treatment. None of Pubco, Merger Sub or the Company, or the Surviving Company after the Effective Time, shall knowingly take any action which could reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of Code Section 368(a).

5.7 Press Releases. The Company and Pubco shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

5.8 Securities Reports. Pubco agrees to provide to the Company copies of all reports and other documents that it files under the Securities Act or Exchange Act with the SEC between the date hereof and the Effective Time within two days after the date such reports or other documents are so filed.

5.9 Merger Consideration; Securities Act Exemption. Each of the Company and Pubco shall take all necessary action on its part such that the issuance of the Merger Consideration to the Company's stockholders (and holders of Company Convertible Securities) constitutes a valid private placement exempt from the registration requirements of the Securities Act and applicable state securities laws.

5.10  No Solicitation.

(a)   Unless and until this Agreement shall have been  terminated  pursuant to
      Section 7.1, neither Pubco nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide nonpublic information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that Pubco may engage in such discussion in response to an unsolicited proposal from an unrelated and non-Affiliated party if Pubco's board of directors determines, in good faith and after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of Pubco's board of directors. Pubco will promptly advise the Company in writing if it receives a proposal or inquiry with respect to the matters described above.

(b)   Unless and until this Agreement shall have been  terminated  pursuant to
      Section 7.1, neither the Company nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that the Company may engage in such discussion in response to any unsolicited proposal from an unrelated and non-Affiliated party if the Company's board of directors determines, in good faith and after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of the Company's board of directors. The Company will promptly advise Pubco if it receives a proposal or inquiry with respect to the matters described above.

5.11 Failure to Fulfill Conditions. In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination date of this Agreement, it will promptly notify the other parties.

5.12 Resignations and Appointment of Directors and Officers. Before the Effective Time, Pubco and Merger Sub shall deliver the voluntary resignations of each of their respective officers, employees and directors. Such resignations shall be effective at the Effective Time. Immediately prior to the effectiveness of the resignations of the last-to-resign director of each of Pubco and Merger Sub, such director shall appoint the persons identified in Sections 1.7 and 1.8 to serve as directors of Pubco and Merger Sub from and after the Effective Time.

5.13 Letter Agreement for Piggyback Registration. Pubco will execute and deliver a registration rights letter agreement, in form and substance approved by the Company and Pubco, to any Person who received restricted shares of Pubco Common Stock after May 1, 2005 but prior to the date of this Agreement, which letter agreement will grant such stockholders with piggyback registration rights with respect to any registration statement (other than a registration statement on Form S-8 or S-4) which Pubco may file after the Effective Time and prior to October 31, 2007, unless any such Pubco stockholder shall have declined to enter into such a letter agreement.

5.14 Preparation of Periodic and Current Reports. Prior to the Effective Time, Pubco shall prepare (but not file without the prior approval of the Company or its representatives) Pubco's annual report on Form 10-KSB for the period ended January 31, 2006, in addition to all current reports on form 8-K that are required to be filed prior to the Effective Time.

5.15 Creation of NCG. As promptly as practicable after the date of this Agreement, Pubco shall cause all of its assets and liabilities to be assigned to and assumed by NCG. Pubco will permit the Company a reasonable opportunity to review and comment on the organizational documents of NCG. As of the Closing, NCG shall have issued and outstanding 1,000 membership interests, all of which shall be owned by Pubco.

5.16 Option Agreement. Pubco shall enter into an Option Agreement with Robert Chramosta and Troy Fullmer in the form attached here as Exhibit C (the "Option Agreement"), giving Pubco the right, for a 45-day period after the date of Closing, to (i) repurchase 500,000 shares of Pubco Common Stock held by Robert Chramosta for $75,000 and 500,000 shares of Pubco Common Stock held by Troy Fullmer for $75,000, (ii) exchange 500 membership interests in NCG for 500,000 shares of Pubco Common Stock held by Robert Chramosta and 500 membership interests in NCG for 500,000 shares of Pubco Common Stock held by Troy Fullmer, or (iii) if one of the foregoing options are not exercised prior to the expiration of the applicable 45-day period, retain the business of NCG and not repurchase any shares of Pubco Common Stock held by Robert Chramosta or Troy Fullmer. Until the earlier of the date on which Pubco exercises an option under the Option Agreement or on which the Option Agreement terminates, Pubco will not directly or indirectly take any action, or allow or cause any other Person to take any action, which would change any of the officers and/or directors of NCG or cause NCG to enter into any transaction which is not approved by the management of NCG.

5.17 Notification of Certain Matters. On or prior to the Effective Time, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

5.18 Redemption of Outstanding Shares. On or prior to March 24, 2006, Pubco shall have redeemed, through cancellation, purchase or otherwise, enough of its outstanding shares of Pubco Common Stock so as to make the representation and warranty in Section 3.3(a), respecting the number of outstanding shares of Pubco Common Stock as of the Closing, true and accurate in all respects, and to satisfy the condition set forth in Section 6.3(j).

                                   Article 6
                                   Conditions

6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Time of the conditions set forth in the paragraphs below:

(a) There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b) This Agreement and all of the transactions contemplated hereby shall have been, and shall at the Effective Time remain, duly authorized by the boards of directors of the Company, Pubco and Merger Sub. Further, the Merger and this Agreement shall have been approved by Pubco as the sole stockholder of Merger Sub.

(c) There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (ii) seeking to prohibit direct or indirect ownership or operation by Pubco or Merger Sub of all or a material portion of the business or assets of the Company, or to compel Pubco or Merger Sub or any of their respective subsidiaries or the Company to dispose of or to hold separately all or a material portion of the business or assets of Pubco or any Pubco Subsidiary or of the Company, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(d) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(c).

(e) There shall not have occurred any general suspension of trading on the New York Stock Exchange, the Nasdaq Stock Markets or American Stock Exchange, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impractical, in the reasonable discretion of the Company.

(f) There shall be available exemptions from the registration requirements of the Securities Act and all applicable blue sky laws for the offer and issuance of the Merger Consideration.

(g) The appropriate parties to the registration rights letter agreement referenced in Section 5.13 shall have executed and delivered such letter agreement.

(h) The parties to the Option Agreement shall have executed and delivered the same with Pubco.

(i) A duly authorized officer of Merger Sub shall have executed the Certificate of Merger for filing with the appropriate state authorities.

6.2 Additional Conditions to Obligations of Pubco and Merger Sub. The obligations of Pubco and Merger Sub to effect the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the fulfillment or waiver of the conditions set forth in the paragraphs below:

(a) Since the date of this Agreement, the Company shall have continued to conduct its operations in accordance with the provisions of Section 4.2.

(b) The representations of the Company contained in this Agreement shall be accurate as of the date of this Agreement and as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). The Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

(c) The Company shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including without limitation those set forth on Schedule 2.2, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Company's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the Company or any license, franchise or permit of or affecting the Company.

(d) The Company shall have furnished to Pubco a certificate of the Chief Executive Officer and the Chief Financial of the Company, dated as of the date of Closing, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been fulfilled.

(e) The Company shall have furnished to Pubco (i) copies of the resolutions of the board of directors of the Company approving this Agreement, the Certificate of Merger and the transactions contemplated hereby, (ii) a copy of the Company's certificate of incorporation, certified by the
      Secretary of State of California, and (iii) a certificate dated as of the date of Closing executed on behalf of the Company by its corporate secretary or one of its assistant corporate secretaries certifying to Pubco that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and certifying that the certified copy of the Company's certificate of incorporation is true, correct and complete as received from such governmental office.

6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the fulfillment or waiver of the conditions set forth in the paragraphs below:

(a) Since the date of this Agreement, Pubco shall have continued to conduct its operations in accordance with the provisions of Section 4.1; and Pubco shall have provided evidence satisfactory to the Company that the Certificate of Designation shall have been adopted and approved by Pubco's board of directors and filed with appropriate authorities in the State of Colorado.

(b) The representations of Pubco and Merger Sub contained in this Agreement shall be accurate as of the date of this Agreement and as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Pubco and Merger Sub, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Time.

(c) Pubco and Merger Sub shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including without limitation those set forth on Schedule 3.2, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Pubco's or Merger Sub's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Pubco or any license, franchise or permit of or affecting Pubco.

(d) Neither Pubco nor any Pubco Subsidiary (including Merger Sub) shall have any obligations or liabilities other than those obligations or liabilities required by law or specifically contemplated by this Agreement and represented to the Company in Article 3.

(e) Pubco Common Stock shall remain eligible for quotation on The National Association of Securities Dealers' over-the-counter bulletin board service and there shall not have occurred any suspension of trading in the Pubco Common Stock.

(f)   Pubco shall have complied with the covenants in Sections 5.14 and 5.15.

(g) Merger Sub shall have executed the Certificate of Merger for filing with the appropriate state authorities.

(h) Pubco shall have furnished to the Company a certificate of the Chief Executive Officer and the Chief Financial Officer of Pubco, dated as of the date of Closing, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Sections 6.3(a), (b), (c), (d) and (e) have been fulfilled.

(i) Pubco shall have furnished to the Company (i) copies of the resolutions of the Pubco board of directors approving this Agreement and the Certificate of Merger, the appointment of the directors to serve on Pubco's board of directors as of and after the Effective Time, and the transactions contemplated hereby, (ii) a copy of the certificate of incorporation of Pubco, certified by the Secretary of State of Colorado, and one or more certificates from the Secretary of State of Colorado evidencing the good standing of Pubco in such jurisdiction, and (iii) a certificate of the corporate secretary of Pubco dated as of the date of Closing certifying to the Company that copies of the resolutions referred to in clause (i) above are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and certifying that the certificates furnished pursuant to clause (ii) above are true, correct and complete as received from such governmental offices.

(j) The Company shall have received assurance from Pubco and its transfer agent, satisfactory to the Company, that the number of outstanding shares of capital stock of Pubco is 6,255,400 shares of Pubco Common Stock.

(k) This Agreement and the Merger shall have been approved by the Required Company Stockholder Vote, and written consents for such approval, representing at least 95% of the outstanding shares of Company capital stock entitled to vote on the date the first consent is signed and delivered, shall have been received.

                                   Article 7
                                   Termination

    7.1 Termination. This Agreement may be terminated prior to the Effective
                                     Time:

(a) by mutual consent of the Company and Pubco, if the board of directors of each so determines by vote of a majority of the members of its entire board;

(b) by Pubco, if the Company shall have breached any of its representations or failed to perform any of its covenants herein, which breach or failure to perform (i) causes the condition set forth in Section 6.2(b) not to be satisfied, and (ii) is incapable of being cured or has not been cured within 20 business days after the giving of written notice of such breach or failure to perform; provided, however, that Pubco may only terminate this Agreement pursuant this Section 7.1(b) if the subject breach or failure to perform would be reasonably likely to have a Material Adverse Effect on Pubco and the Surviving Company taken as a whole;

(c) by the Company, if Pubco or Merger Sub shall have breached any of their representations or failed to perform any of their covenants herein, which breach or failure to perform (i) causes the condition set forth in Section 6.3(b) not to be satisfied, and (ii) is incapable of being cured or has not been cured within 20 business days after the giving of written notice of such breach or failure to perform; provided, however, that the Company may only terminate this Agreement pursuant this
      Section 7.1(c) if the subject breach or failure to perform would be reasonably likely to have a Material Adverse Effect on and the Surviving Company taken as a whole;

(d) by the Company in its sole discretion, within three business days after the Company's receipt of the written certification of Pubco that it has provided the Company with all due-diligence information and materials requested on March 9, 2006; or

(e) by either the Company or Pubco if the Effective Time has not occurred on or before April 30, 2006, or such later date as the Company and Pubco may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement).

      Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other parties.

                                   Article 8
                               General Provisions

8.1 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

          If to the Company:        PureDepth, Inc.
                                    303 Twin Dolphin Drive, 6th Floor
                                    Redwood City, CA  94065
                                    Attention:  Fred Angelopoulos

          With copies to:           Maslon Edelman Borman & Brand, LLP
                                    90 South Seventh Street, Suite 3300
                                    Minneapolis, MN  55402
                                    Facsimile:  (612) 642-8313
                                    Attn:  William M. Mower, Esq.

          If to Pubco or Merger Sub:Diamond One, Inc.
                                    9648 East Arapahoe Road
                                    Greenwood Village, CO  80112
                                    Facsimile:  ......
                                    Attn:       ......

            With copies to:         William T. Hart, Esq.
                                    Hart & Trinen, LLP
                                    1624 Washington Street
                                    Denver, CO  80203
                                    Facsimile:  (303) 839-5414

      All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received, if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed, on the day of transmission or, if that day is not a business day, on the next business day; and the next day delivery after being timely delivered to a recognized overnight delivery service.

8.2 Knowledge Convention. For all purposes of this Agreement, the term "Knowledge" means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management personnel of such Person had Knowledge of such fact or other matter.

8.3 No Survival. The representations and warranties and obligations contained in this Agreement will terminate at the Effective Time or on termination of this Agreement in accordance with Section 7.1, except that the obligations contained in Article 1 and any other obligation contained in this Agreement explicitly requiring performance or compliance after the Effective Time will survive the Effective Time indefinitely.

8.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated.

8.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

8.6 Amendment. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

8.7 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

8.8 Entire and Binding Agreement. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

8.9 Counterparts; Delivery. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. In addition, executed counterparts may be delivered by means of facsimile or other electronic transmission; and signatures so delivered shall be fully and validly binding to the same extent as the delivery of original signatures.

8.10 Third-Party Beneficiaries. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; provided, however, that in the event that the Merger is consummated, those Persons who shall have been Company stockholders at the Effective Time shall be third-party beneficiaries under the provisions of this Agreement giving them the right to the Merger Consideration.

8.11 Governing Law. This Agreement is governed by the internal laws of the State of Delaware without regard to its conflicts-of-law principles, except to the extent the mandatory law of the State of Colorado applies to the corporate matters of Pubco, and/or the law of the State of California applies to the corporate matters of the Company.

8.12  Arbitration.

(a) The parties will, to the greatest extent possible, endeavor to resolve any disputes relating to the Agreement through amicable negotiations. Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach of this Agreement, will finally be settled by binding arbitration before a single arbitrator (the "Arbitration Tribunal") which will be jointly appointed by the parties. The Arbitration Tribunal shall self-administer the arbitration proceedings utilizing the Commercial Rules of the American Arbitration Association ("AAA"); provided, however, that the AAA shall not be involved in administration of the arbitration. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least ten years of corporate or commercial law experience and have at least an AV rating by Martindale Hubbell. If the parties cannot agree on an arbitrator, either party may request the AAA to appoint an arbitrator which appointment will be final.

(b) The arbitration will be held in Los Angeles, California. Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 60 days of the selection of the arbitrator. It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable. Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section will not be a basis for challenging the award. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party will bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal. The Arbitration Tribunal shall award attorneys' fees and other related costs payable by the losing party to the successful party as it deems equitable. This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, any party may bring claims for injunctive relief in a state or federal court located in the State of California.







                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Reorganization to be executed effective as of the date first written above.



PUREDEPTH, INC.:                        DIAMOND ONE, INC.:
a California corporation                a Colorado corporation


By: /s/ Fred Angelopoulos               By: /s/ Robert Chramosta
    ---------------------                   --------------------------
   Name: Fred Angelopoulos              Name:  Robert Chramosta
   Title: President and Chief           Title: President
           Executive Officer



ATTESTATION                             PUREDEPTH TECHNOLOGIES, INC.:
OF CORPORATE SECRETARY:                 a Delaware corporation


By: /s/ Fred Angelopoulos               By: /s/ Troy Fullmer
    ---------------------                   --------------------------
   Name: Fred Angelopoulos              Name:  Robert Chramosta
   Title: Secretary                     Title:  Secretary/Treasurer

                                    EXHIBIT A

                              CERTIFICATE OF MERGER

                                 FOR THE MERGER

                                       OF

                                 PUREDEPTH, INC.

                            a California corporation

                                  WITH AND INTO

                          PUREDEPTH TECHNOLOGIES, INC.

                             a Delaware corporation


To the Secretary of State,
State of Delaware:

      THE UNDERSIGNED, PureDepth Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"),
                                                                -----------
DOES HEREBY CERTIFY:

      FIRST: that the Corporation was incorporated on March ____, 2006, pursuant to the Delaware General Corporation Law; and PureDepth, Inc. (the "Merging Company"), was duly incorporated on April 1, 2005, pursuant to the California General Corporation Law;

      SECOND: that the Agreement and Plan of Merger and Reorganization governing the merger of the Merging Company with and into the Corporation, pursuant to which the Corporation shall be the surviving corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law;

      THIRD: the Corporation shall be the surviving entity in the merger, and its name shall remain unchanged after the merger;

      FOURTH: the Corporation's certificate of incorporation, as filed with the Delaware Secretary of State, shall be the surviving entity's certificate of incorporation;

      FIFTH: that the Agreement and Plan of Merger and Reorganization governing the merger of the Corporation and the Merging Company is and shall be on file at the Corporation's office located at 9648 East Arapahoe Road, Greenwood Village, Colorado 80112;

      SIXTH: a copy of the Agreement and Plan of Merger and Reorganization will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations;

      SEVENTH: notwithstanding anything herein or elsewhere to the contrary, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the time that this Certificate of Merger being filed with the Delaware Secretary of State becomes effective (as set forth below); and

      EIGHTH: this Certificate of Merger shall be effective as of 5:00 p.m. on March 31, 2006.

      IN WITNESS WHEREOF, the Corporation, as the surviving corporation, has caused this Certificate of Merger to be signed by the undersigned, its Chief Executive Officer, this 16th day of March, 2006.



                                    PUREDEPTH TECHNOLOGIES, INC.:
                                    (the surviving corporation)


                                    /s/ Troy Fullmer
                                    --------------------------------------
                                     Troy Fullmer, Chief Executive Officer







[PLEASE NOTE THAT A VARIETY OF DIFFERENT REQUIREMENTS WILL GOVERN THE FILING OF AN EQUIVALENT DOCUMENT WITH THE CALIFORNIA SECRETARY OF STATE. SEE CALIFORNIA CODE ss.ss. 1100-1113.]

                                    EXHIBIT B

                                DIAMOND ONE, INC.

                          CERTIFICATE OF DESIGNATION OF
                            SERIES A PREFERRED STOCK


      THE UNDERSIGNED, on behalf of Diamond One, Inc. a Colorado corporation (the "Corporation"), hereby certifies that the following resolutions were adopted by the Corporation's board of directors (the "Board"), effective as of March ____, 2006, pursuant to the authority conferred upon the Board by the Corporation's certificate of incorporation, as amended, and in accordance with the Colorado General Corporation and Associations Act (the "Colorado Act"):

      RESOLVED: that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Corporation's certificate of incorporation, as amended, a series of preferred stock of the Corporation is hereby created and designated with the following relative rights, preferences, privileges, qualifications, limitations and restrictions:

      1. Amount and Designation. The designation of this series, the authorized amount of which consists of 1,000,000 shares of preferred stock, is Series A Preferred Stock with a par value of $0.01 per share (the "Series A Preferred Stock").

      2. Rank. In the event of the Corporation's liquidation, the Series A Preferred Stock shall rank senior to any class or series of the Corporation's capital stock hereafter created that ranks junior to the Series A Preferred Stock; pari passu with any class or series of the Corporation's capital stock hereafter created that ranks on parity with the Series A Preferred Stock; and junior to any class or series of the Corporation's capital stock hereafter created that ranks senior to the Series A Preferred Stock. The Series A Preferred Stock shall be senior to the Corporation's common stock.

      3. Voting Rights. The holders of Series A Preferred Stock shall be entitled to one vote, on all matters respecting the affairs of the Corporation submitted to the holders of the Corporation's voting capital stock, for each share of common stock issuable upon conversion of all Series A Preferred Stock then held (without regard to the then-current ability of any such holder to actually convert his, her or its shares of Series A Preferred Stock).

      4. No Dividends. No dividends shall accrue on the Series A Preferred
Stock.

      5. No Preemptive Rights. Holders of Series A Preferred Stock shall not be entitled, as a matter of right, to subscribe for, purchase or receive any part of any stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend by virtue of the Series A Preferred Stock.

      6. Liquidation Rights. In the event of a liquidation of the Corporation, the holders of Series A Preferred Stock then outstanding shall be entitled to receive a liquidation preference, before any distribution is made to the holders of the Corporation's common stock (or any other junior class or series of capital stock), in an aggregate amount equal to the par value of their shares of Series A Preferred Stock.

      7. Conversion.

            (a) All outstanding shares of Series A Preferred Stock shall convert into that number of shares of fully paid and non-assessable common stock determined in accordance with paragraph (b) below, upon the filing of an amendment to the Corporation's certificate of incorporation, duly authorized by the Board and stockholders of the Corporation in accordance with the Colorado Act, increasing the number of shares of common stock authorized for issuance thereunder to a number sufficient to result in the valid issuance of shares of common stock upon conversion of all Series A Preferred Stock hereunder.

            (b) Subject to adjustment as provided in paragraph (c) below, all outstanding shares of Series A Preferred Stock will convert into shares of common stock (the "Conversion Shares") on a 229.021-for-1 basis (the "Conversion Ratio").

            (c) In case the Corporation (i) reclassifies its capital stock, consolidates or merges with or into another entity (where the Corporation is not the survivor or where there is a change in, or distribution with respect to, the Corporation's common stock), sells, conveys, transfers or otherwise disposes of all of its property, assets or business to another person or entity, or effectuates a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (other than upon any conversions of Series A Preferred Stock hereunder) (each a "Fundamental Corporate Change") and, (ii) pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash or securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (collectively, "Other Property"), are to be received by or distributed to the holders of Corporation's common stock; then, upon conversion of the Series A Preferred Stock hereunder in accordance with the terms hereof, each holder of shares of Series A Preferred Stock shall have the right to receive the number of shares of common stock of the successor or acquiring corporation or of the Corporation and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of common stock into which such Series A Preferred Stock may be converted immediately prior to such Fundamental Corporate Change.

            (d) In case the Corporation (i) pays any dividends on any class of stock of the Corporation payable in common stock or securities convertible into common stock, (ii) subdivides its then-outstanding shares of common stock into a greater number of shares, or (iii) combines then-outstanding shares of common stock, by reclassification or otherwise; then, in any such event, the Conversion Ratio shall be adjusted to result in the issuance, upon conversion hereunder, of a number of Conversion Shares that the holders of Series A Preferred Stock would have received if they had been holders of record of the number of Conversion Shares provided for in paragraph (b) above (i.e., as if all shares of Series A Preferred Stock had been converted, regardless of the provisions of this Certificate of Designation) immediately prior to the applicable event triggering the adjustment called for in this paragraph (or the applicable record date therefor, as appropriate).

            (e) Conversion Shares to be issued upon conversion of Series A Preferred Stock hereunder shall be rounded up or down to the nearest full share; with an even half share to be issued as a full share. No fractional shares of common stock shall be issued upon conversion.

      8. Uncertificated Shares; Absolute Owner. Shares of Series A Preferred Stock will not be certificated, but will instead be held in book-entry form. Upon request, holders of Series A Preferred Stock will be entitled to the statement described in Section 7-106-207 of the Colorado Act. The Corporation will, however, issue certificates representing the Conversion Shares unless and until otherwise determined by the Board. The Corporation or its agent will maintain a stock-transfer ledger in which all relevant information regarding outstanding Series A Preferred Stock and its holders will be maintained. The Corporation may deem the holder, whether an individual or an entity, in whose name shares of Series A Preferred Stock is registered upon the Corporation's books to be, and may treat it as, the absolute owner of such shares of Series A Preferred Stock for all purposes, and the Corporation shall not be affected or bound by any notice to the contrary.

      9. Transfer Restrictions; Legend. No shares of Series A Preferred Stock will be transferable on the Corporation's books, except in accordance with applicable federal and state securities laws. Appropriate legends and notations will be kept in the Corporation's stock-transfer ledger for Series A Preferred Stock. Certificates representing Conversion Shares shall have inscribed thereon appropriate legends, as determined by the Corporation in its reasonable discretion, relating to transfer restrictions and compliance with applicable federal and state securities laws.

      10. Stock-Transfer Register. The Corporation shall keep at its principal office an original or copy of a register in which it shall provide for the registration of the Series A Preferred Stock. Upon any transfer of Series A Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on its stock-transfer register.

      11. Amendments. The Corporation may amend this Certificate of Designation only with the approving vote of holders of a majority of the then-outstanding shares of Series A Preferred Stock.

      12. Headings. The headings of the sections, subsections and paragraphs of this Certificate of Designation are inserted for the convenience of the reader only and shall not affect the interpretation of the terms and provisions of this Certificate of Designation.

      13. Severability. If any provision of this Certificate of Designation, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Certificate of Designation and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      14. Governing Law. The terms of this Certificate of Designation shall be governed by the laws of the State of Colorado, without regard to its conflicts-of-law principles.

      IN WITNESS WHEREOF, Diamond One, Inc. has caused this Certificate of Designation to be duly executed in its corporate name on this 16th day of March, 2006.


                               DIAMOND ONE, INC.:


                              By:   /s/ Troy Fullmer
                                   -------------------------------------------
                              Name:   Troy Fullmer
                                     -----------------------------------------
                              Title:   Secretary, Treasurer
                                      ----------------------------------------

                                    EXHIBIT C

                                OPTION AGREEMENT


      THIS OPTION AGREEMENT is made as of March ____, 2006, by and between Robert Chramosta and Troy Fullmer (collectively, the "Grantors") and Diamond One, Inc., a Colorado corporation (the "Holder").

      1. Grant of Option. Grantors hereby irrevocably grant to Holder the right and option, collectively hereinafter called the "Option," to (A) purchase all, but not less than all, of an aggregate of 1,000,000 shares of common stock of Diamond One, Inc. owned by Grantors (the "Option Shares"), subject to the terms and conditions hereinafter set forth ("Option A"), or (B) consummate the Share Exchange described in Section 3 below ("Option B").

      2. Option A - Purchase Price. If the Holder timely exercises Option A hereunder, the aggregate purchase price for the Option Shares upon an exercise of Option A shall be $150,000 ("Exercise Price").

      3. Option B - Share Exchange. If the Holder timely exercises Option B hereunder, it shall be obligated to deliver to Grantors all outstanding membership interests (divided between each Grantor as the Grantors may mutually direct) in Numismatic Capital Group, LLC, a Colorado limited liability company and wholly owned subsidiary of Holder (the "NCG Membership Interests"). In exchange for the NCG Membership Interests, Grantors shall deliver to Holder the Option Shares. The transaction described in this paragraph is referred to hereinafter as the "Share Exchange."

      4. Term of Option. The Option shall be exercisable from and after the day that PureDepth, Inc., a California corporation, completes its merger with and into PureDepth Technologies, Inc., a Delaware corporation and wholly owned subsidiary of Holder, and shall remain exercisable for 45 days thereafter (i.e., through the 45th day after the merger). If not previously exercised, the Option shall terminate and become null and void upon the expiration of such period.

     5. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Grantors at the address set forth in Section 11 below. Such notice shall state the Holder's intent to exercise the Option and specify whether the Holder is exercising Option A or Option B. Within five business days of any exercise of Option A, (i) Holder shall remit full payment of the Exercise Price to the Grantors through certified check or wire of immediately available funds, and (ii) Grantors shall deliver executed instruments of transfer (including all certificates representing the Option Shares) that Holder shall reasonably request. Within five business days of any exercise of Option B, the parties shall deliver appropriate assignments and similar instruments of transfer with respect to the NCG Membership Interests and the Option Shares in form and substance mutually agreeable to the parties in their reasonable discretion. Notwithstanding the foregoing, the parties acknowledge and agree that, from and after the date of any exercise of Option B, Grantors shall be treated as the holder of record of NCG Membership Interests on the books and records of Numismatic Capital Group, LLC, and Holder shall be treated as the holder of record of the Option Shares on the books and records of Holder.

      6. Certain Rights. Holder, as holder of the Option, shall not have any of the rights of a stockholder with respect to the Option Shares covered by the Option except upon the due exercise of the Option. Grantors shall not have any of the rights of a stockholder with respect to the NCG Membership Interests except upon any exercise of Option B by the Holder.

      7. Changes in Capital Structure. If any Option Shares are affected by any capitalization, reclassification, dividend, split or other relevant change prior to the exercise or expiration of the Option, then the number (or classification) of Option Shares covered by the Option shall be appropriately and equitably adjusted.

      8. Securities Law Matters. Holder acknowledges that the Option Shares to be received by it upon any exercise of the Option shall not have been registered under the Securities Act of 1933 or the securities laws of any state. Grantors acknowledge that the NCG Membership Interests to be received by it upon any exercise of Option B shall not have been registered under the Securities Act of 1933 or the securities laws of any state.

      9. Representations. The parties represent and warrant as follows:

            (a) Each party represents to the others that no authorization, approval or consent of any court or public or governmental authority is required to be obtained by such party for the consummation of the transactions contemplated hereunder.

            (b) Grantors jointly and severally represent to Holder that: (i) upon transfer in connection with the Option or the Share Exchange, Holder will be the beneficial and legal owners of the Option Shares, free and clear of all liabilities, obligations, liens, encumbrances, security interests and other adverse claims of every kind; and (ii) the Option Shares have been duly and validly authorized.

            (c) Holder represents to the Grantors that upon any transfer in connection with the Share Exchange, Grantors will be the beneficial and legal owners of the NCG Membership Interests, free and clear of all liabilities, obligations, liens, encumbrances, security interests and other adverse claims of every kind.

      10. Indemnification. Grantors hereby jointly and severally indemnify Holder and hold Holder harmless from, against and in respect of any and all loss, liability, expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against Holder) and Damages (as defined below) suffered or incurred by such other party by reason of or in connection with the assets, liabilities or business of Numismatic Capital Group, LLC (including the assets and liabilities and business of Numismatic Capital Group, LLC formerly owned and operated by Diamond One, Inc.) prior to the date hereof and until (a) in the event of any exercise of the Option, forever, or (b) in the event of any expiration of the Option without prior exercise, until the date of such expiration. As used in this Agreement, "Damages" means all actual damages suffered or incurred by Holder, including without limitation all compensatory damages but excluding any consequential, lost-profits or punitive damages. For all purposes of this paragraph 10, the term "Holder" also includes the officers, directors, agents and employees of Diamond One, Inc.

      11. Notice. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

            If to the Holder:       Diamond One, Inc. c/o PureDepth, Inc.
                                    303 Twin Dolphin Drive, 6th Floor
                                    Redwood City, CA  94065
                                    Attention:  Fred Angelopoulos

            With copies to:         Maslon Edelman Borman & Brand, LLP
                                    90 South Seventh Street, Suite 3300
                                    Minneapolis, MN  55402
                                    Facsimile:  (612) 642-8313
                                    Attn:  William M. Mower, Esq.

            If to Robert Chramosta: __________________________
                                    __________________________
                                    __________________________

            If to Troy Fullmer:     _________________________
                                    __________________________
                                    __________________________

            With copies to:         William T. Hart, Esq.
                                    Hart & Trinen, LLP
                                    1624 Washington Street
                                    Denver, CO  80203
                                    Facsimile:  (303) ____________

      All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received, if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed, on the day of transmission or, if that day is not a business day, on the next business day; and the next day delivery after being timely delivered to a recognized overnight delivery service.

      12. Legend. Grantors hereby agree, at the request of Holder, to immediately return all certificates representing the Option Shares for the purpose of including a legend on such certificates stating that the shares of capital stock represented by such certificates are subject to this Agreement.

      13. General Provisions. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Colorado without regard to its conflicts-of-law provisions. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement. This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard to the matters contained in this Agreement. This Agreement is and shall be binding upon the heirs, personal representatives, legal representatives, successors and assigns of the parties hereto; provided, however, that neither the rights nor the obligations under this Agreement may be assigned without the prior written approval of the other party. This Agreement may be amended only in writing, signed by both parties. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. Each party hereby represents and warrants to the others that they are authorized to execute and deliver this Agreement, that this Agreement will be valid and enforceable against it upon its execution and delivery of the same, and that there are no restrictive agreements binding it which may affect its ability to perform its obligations hereunder. Each party to this Agreement will, on or any time after the date hereof, execute such further documents or instruments and take such further actions as may reasonably be requested by any other party to this Agreement to effect the purposes of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Signatures delivered by facsimile and other means of electronic communication shall be valid and binding to the same extent as original signatures.


                                    * * * * *

      WITNESS WHEREOF, this Option Agreement is made effective as of the date first above written.


GRANTORS:                                  HOLDER:

                                           DIAMOND ONE, INC.


/s/ Robert Chramosta                       By:   /s/ Robert Chramosta
--------------------------------               -------------------------------
Robert Chramosta                           Name:   Robert Chramosta
                                                  ----------------------------
                                           Title:    President
                                                   ---------------------------

/s/ Troy Fullmer
------------------------------
Troy Fullmer